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| Number |
|        |
|   DR   |
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TEMPORARY CERTIFICATE-EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE WHEN
                             READY FOR DELIVERY

     The Depositary Shares evidenced by this Depositary Receipt are subject to redemption at any time at the option of the Trust on or after June 15, 2007 at a redemption price of $50.00 per Depositary Share, plus accrued and unpaid dividends, if any, thereon. If necessary, in the opinion of the Trustees of the Trust, to effect compliance by the Trust with certain requirements of the Internal Revenue Code, the Shares evidenced by this Depositary Receipt are subject to redemption by the Trust and the transfer thereof may be prohibited upon the terms and conditions set forth in the Deposit Agreement, the Amended and Restated Declaration of Trust of the Trust, as amended (the "Declaration of Trust") and the Certificate of Designation Supplementing the Declaration of Trust for the 7.80% Series A Cumulative Step-Up Premium Rate Preferred Shares, $1.00 par value per share. In addition, ownership by any person of more than 7.5% in number or value of all of the Trust's Shares, including the Depositary Shares represented by this Depositary Receipt, is restricted as set forth in said documents. The Trust will furnish a copy of said documents to the registered holder of this receipt upon request and without charge. The Amended and Restated Declaration of Trust provides that obligations thereunder are not personally binding upon the Trustees and that no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability nor shall resort be had to the private property of any Trustee, shareholder, officer, employee or agent of the Trust.

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| Number |
|   of   |
| Shares |
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          Certificate for not more than 1,500,000 Depositary Shares

                       Receipt for Depositary Shares,
 Each Representing 1/10 of a 7.80% Series A Cumulative Step-Up Premium Rate
                 Preferred Share (Par Value $1.00 Per Share)
     (Liquidation Preference Equivalent to $50.00 Per Depositary Share)
                                     of

                            New Plan Realty Trust
                      (a Massachusetts business trust)
                                                  This Certificate is
     CUSIP 648059 30 1                            transferable in
     SEE REVERSE FOR CERTAIN DEFINITIONS          Boston, Massachusetts
                                                  and in New York, New York

BankBoston, N.A., as Depositary (the "Depositary"), hereby certifies that is the registered owner of

Fully paid and non-assessable Depositary Shares

("Depositary Shares"), each Depositary Share representing a 1/10 fractional interest tin a 7.80% Series A Cumulative Step-Up Premium Rate Preferred Share, $1.00 par value per share, of New Plan Realty Trust, a Massachusetts business trust (the "Trust"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of July 3, 1997 (the "Deposit Agreement") among the Trust, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:

Countersigned:
          BankBoston, N.A.                                          TREASURER
                         Transfer Agent and Registrar
By:

                         Authorized Signature         CHIEF EXECUTIVE OFFICER

                            NEW PLAN REALTY TRUST

NEW PLAN REALTY TRUST WILL FURNISH WITHOUT CHARGE TO EACH REGISTERED HOLDER OF RECEIPTS WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE CERTIFICATE OF DESIGNATION WITH RESPECT TO THE 7.80% SERIES A CUMULATIVE STEP-UP PREMIUM RATE PREFERRED SHARES OF NEW PLAN REALTY TRUST. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE SECRETARY OF THE TRUST, 1120 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10036.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -         as tenants in common

TEN ENT   -         as tenants by the entireties

JT TEN    -         as joint tenants with right
                    of survivorship and not as
                    tenants in common

UNIF GIFT MIN ACT - ...........Custodian...........
                         (Cust)         (Minor)
                         under Uniform Gifts to Minors

 Act...............................................
                         (State)

   Additional abbreviations may also be used though not in the above list.

     For Value received, __________________ hereby sell(s), assign(s) and transfer(s) unto __________________________________________________________
Please Insert Social Security or
Other Identifying Number of Assignee
____________________________________________________________________________

____________________________________________________________________________

          (Please Print or Typewrite Name and Address of Assignee)
____________________________________________________________________________

____________________________________________________________________________

_____________________ Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint _________________ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated, ________________

                    _________________________________________________________
                    NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:


______________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.